Exhibit 99.1

LeMaitre Q1 2023 Financial Results

BURLINGTON, MA, May 2, 2023 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q1 2023 results, announced a $0.14/share quarterly dividend and provided guidance.

Q1 2023 Financial Results

●         Sales $47.1mm, +19% (+22% organic) vs. Q1 2022

●         Op. income $7.9mm, -1%

●         Op. margin 17%

●         Net income $6.0mm, flat

●         Earnings per diluted share $0.27, -1%

Valvulotomes (+29%), carotid patches (+17%), bovine grafts (+22%), allografts (+42%) and carotid shunts (+18%) drove record sales in Q1. Sales increased 21% in the Americas, 17% in EMEA, and 6% in APAC.

The gross margin was 65.6%, flat vs. Q1 2022, helped by price increases and manufacturing efficiencies, offset by mix.

Operating income was $7.9mm, down 1% vs. Q1 2022, as increased sales and gross profits mitigated operating expense growth. Operating expenses grew 28% due to increased sales rep headcount and commissions, the return of in-person annual sales meetings, and a $0.3mm restructuring charge related to the 2022 St. Etienne factory closure

George LeMaitre, Chairman and CEO, said “Sales surged 22% organically as hospitals staffed up, ASP increased and we increased our rep headcount by 14% to 128. Growth was spread across most products and geographies.”

Aziyo Distribution

In April the Company agreed to distribute Aziyo porcine cardiac patches in the US. LeMaitre will distribute the products for three years with an option to acquire Aziyo’s worldwide patch business during the second and third year. The patches are designed to decrease inflammation and stimulate healthy tissue formation. Aziyo’s 2022 sales of patches in the US were $6.8 million. LeMaitre expects to generate a 50% gross margin on these sales.

Business Outlook (Includes Aziyo Distribution)

	Q2 2023 Guidance	2023 Full Year Guidance
Sales	$47.1mm - $49.5mm (Mid: $48.3mm, +15%, +13% Org.)	$187.1mm - $193.1mm (Mid: $190.1mm, +18%, +15% Org.)
Gross Margin	65.0%	65.1%
Op. Income	$8.0mm - $9.6mm (Mid: $8.8mm, +52%)	$31.7mm - $35.6mm (Mid $33.7mm, +26%)
Op. Income Ex-Special*	$8.0mm - $9.6mm (Mid: $8.8mm, -1%)	$32.0mm - $35.9mm (Mid $34.0mm, +14%)
EPS	$0.30 - $0.35 (Mid: $0.32, +103%)	$1.14 - $1.27 (Mid: $1.20, +29%)
EPS Ex-Special*	$0.30 - $0.35 (Mid: $0.32, +10%)	$1.15 - $1.28 (Mid: $1.21, +17%)

*Special charges related to the St. Etienne factory closure were $3.1mm in Q2 2022 and $0.3mm Q1 2023.

Quarterly Dividend

On April 24, 2023, the Company's Board of Directors approved a quarterly dividend of $0.14/share of common stock. The dividend will be paid on June 1, 2023 to shareholders of record on May 17, 2023.

Share Repurchase Program

On February 21, 2023, the Company's Board of Directors authorized the repurchase of up to $25.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 21, 2024, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at http://www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA.  This press release also provides guidance for operating income and EPS excluding the special charge relating to the closure of our St. Etienne factory and revenue related the Aziyo distribution agreement. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and the aforementioned non-GAAP profitability measures to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that the presentation of guidance described above for operating income and EPS provides an alternative and meaningful view of the Company’s profitability.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with regulatory requirements to market and sell our products both in the U.S. and outside of the U.S.; the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$16,677	$19,134
Short-term marketable securities	64,328	63,557
Accounts receivable, net	25,365	22,040
Inventory and other deferred costs	53,779	50,271
Prepaid expenses and other current assets	4,619	6,731
Total current assets	164,768	161,733

Property and equipment, net	19,242	17,901
Right-of-use leased assets	15,527	15,634
Goodwill	65,945	65,945
Other intangibles, net	45,508	46,527
Deferred tax assets	1,802	1,745
Other assets	2,074	991

Total assets	$314,866	$310,476

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$3,371	$2,903
Accrued expenses	17,620	19,967
Acquisition-related obligations	856	573
Lease liabilities - short-term	2,057	1,886
Total current liabilities	23,904	25,329

Lease liabilities - long-term	14,448	14,710
Deferred tax liabilities	71	69
Other long-term liabilities	2,278	2,167
Total liabilities	40,701	42,275

Stockholders' equity
Common stock	238	237
Additional paid-in capital	192,003	189,268
Retained earnings	100,714	97,773
Accumulated other comprehensive loss	(5,572)	(6,031)
Treasury stock	(13,218)	(13,046)
Total stockholders' equity	274,165	268,201

Total liabilities and stockholders' equity	$314,866	$310,476

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 31, 2023	March 31, 2022

Net sales	$47,075	$39,561
Cost of sales	16,192	13,599

Gross profit	30,883	25,962

Operating expenses:
Sales and marketing	10,897	7,850
General and administrative	7,932	7,252
Research and development	3,875	2,932
Restructuring	305	-
Total operating expenses	23,009	18,034

Income from operations	7,874	7,928

Other income (expense):
Interest income	568	108
Foreign currency loss	(425)	(40)

Income before income taxes	8,017	7,996

Provision for income taxes	1,977	1,958

Net income	$6,040	$6,038

Earnings per share of common stock
Basic	$0.27	$0.28
Diluted	$0.27	$0.27

Weighted - average shares outstanding:
Basic	22,111	21,935
Diluted	22,274	22,103

Cash dividends declared per common share	$0.140	$0.125

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended
	March 31, 2023		March 31, 2022
	$	%	$	%
Net Sales by Geography
Americas	$32,126	68%	$26,543	67%
Europe, Middle East and Africa	12,277	26%	10,494	27%
Asia Pacific	2,672	6%	2,524	6%
Total Net Sales	$47,075	100%	$39,561	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	For the three months ended
	March 31, 2023	March 31, 2022
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$6,040	$6,038
Interest (income) expense, net	(568)	(108)
Amortization and depreciation expense	2,351	2,373
Provision for income taxes	1,977	1,958

EBITDA	$9,800	$10,261

EBITDA percentage decrease		-4%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2023
Net sales as reported	$47,075
Impact of currency exchange rate fluctuations	1,052
Adjusted net sales		$48,127

For the three months ended March 31, 2022
Net sales as reported	$39,561
Adjusted net sales		$39,561

Adjusted net sales increase for the three months ended March 31, 2023		$8,566	22%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending June 30, 2023
Net sales per guidance (midpoint)	$48,312
Impact of currency exchange rate fluctuations and Aziyo distribution	(879)
Adjusted projected net sales		$47,433

For the three months ended June 30, 2022
Net sales as reported	$42,108
Adjusted net sales		$42,108

Adjusted projected net sales increase for the three months ending June 30, 2023		$5,325	13%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2023
Net sales per guidance (midpoint)	$190,052
Impact of currency exchange rate fluctuations and Aziyo distribution	(4,605)
Adjusted projected net sales		$185,447

For the year ended December 31, 2022
Net sales as reported	$161,651
Adjusted net sales		$161,651

Adjusted projected net sales increase for the year ending December 31, 2023		$23,796	15%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the three months ending June 30, 2023
Operating income per guidance (midpoint)	$8,803
Adjusted projected operating income		$8,803

For the three months ended June 30, 2022
Operating income as reported	$5,784
Impact of special charge	3,107
Adjusted operating income		$8,891

Adjusted projected operating income decrease for the three months ending June 30, 2023		$(88)	-1%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP projected operating income:
For the year ending December 31, 2023
Operating income per guidance (midpoint)	$33,676
Impact of special charge	305
Adjusted projected operating income		$33,981

For the year ended December 31, 2022
Operating income as reported	$26,829
Impact of special charge	3,107
Adjusted operating income		$29,936

Adjusted projected operating income increase for the year ending December 31, 2023		$4,045	14%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the three months ending June 30, 2023
EPS per guidance (midpoint)	$0.32
Adjusted EPS		$0.32

For the three months ended June 30, 2022
EPS as reported	$0.16
Impact of special charge	$0.13
Adjusted EPS		$0.29

Adjusted projected EPS increase for the three months ending June 30, 2023		$0.03	10%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the year ending December 31, 2023
EPS per guidance (midpoint)	$1.20
Impact of special charge	$0.01
Adjusted EPS		$1.21

For the year ended December 31, 2022
EPS as reported	$0.93
Impact of special charge	$0.11
Adjusted EPS		$1.04

Adjusted projected EPS increase for the year ending December 31, 2023		$0.17	17%